                                                                EXHIBIT 11.1

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

                                                                       YEAR ENDED
                                                       --------------------------------------------
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           1996           1995             1994
Computation of primary earnings per common and
 common equivalent shares:

  Net income available for common shareholders           $391,032        $192,704        $277,401
                                                         --------        --------        --------
                                                         --------        --------        --------
  Weighted average number of common shares
   outstanding (A)                                        884,655         884,397         802,899
                                                         --------        --------        --------
                                                         --------        --------        --------
  Primary earnings per common share                      $    .44        $    .22        $    .35
                                                         --------        --------        --------
                                                         --------        --------        --------
Computation of earnings per common share assuming
 full dilution (B):

  Net income available for common shareholders           $391,032        $192,704        $277,401

  Dividends on preferred shares                            96,296          43,618               -

  Interest on 9% redeemable convertible subordinated
   notes                                                   19,116          40,284          63,999
                                                         --------        --------        --------
  Earnings assuming full dilution                        $506,444        $276,606        $341,400
                                                         --------        --------        --------
                                                         --------        --------        --------
  Weighted average number of common shares
   outstanding (A)                                        884,655         884,397         802,899

  Shares assumed issued upon conversion of
   preferred shares                                        85,896          42,948               -

  Shares assumed issued upon conversion of 9%
   redeemable convertible subordinated notes               17,700          38,479          59,258
                                                         --------        --------        --------
  Common shares outstanding assuming full dilution        988,251         965,824         862,157
                                                         --------        --------        --------
                                                         --------        --------        --------
  Earnings per common and common equivalent
   share assuming full dilution                          $    .51        $    .29        $    .40
                                                         --------        --------        --------
                                                         --------        --------        --------

(A) For each period presented, the weighted average number of shares outstanding has been increased by 50,000 shares to reflect the planned 1997 share award to the Company's advisor and three independent Trust Managers.

(B) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

                                                                EXHIBIT 11.1

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

                                                          FOR THE THREE MONTHS ENDED
                                                             MARCH 31,   MARCH 31,
                                                               1997         1996

Computation of primary earnings per common and common equivalent shares:

   Net income available for common shareholders              $ 58,900   $ 59,849
                                                             --------   --------
                                                             --------   --------
   Weighted average number of common shares outstanding (A)   887,489    884,397
                                                             --------   --------
                                                             --------   --------
   Primary earnings per common share                         $    .07   $    .07
                                                             --------   --------
                                                             --------   --------
Computation of earnings per common share assuming
 full dilution (B):

   Net income available for common shareholders              $ 58,900   $ 59,849

   Dividends on preferred shares                               24,158     23,822

   Interest on 9% redeemable convertible subordinated notes     4,714      4,766
                                                             --------   --------
   Earnings assuming full dilution                           $ 87,772   $ 88,437
                                                             --------   --------
                                                             --------   --------
   Weighted average number of common shares outstanding (A)   887,489    884,397

   Shares assumed issued upon conversion of preferred shares   85,896     85,896

   Shares assumed issued upon conversion of 9% redeemable
    convertible subordinated notes                             17,700     17,700
                                                             --------   --------
   Common shares outstanding assuming full dilution           991,085    987,993
                                                             --------   --------
                                                             --------   --------
   Earnings per common and common equivalent
    share assuming full dilution                             $    .09   $    .09
                                                             --------   --------
                                                             --------   --------

(A) For each period presented, the weighted average number of shares outstanding has been increased by 50,000 shares to reflect the planned 1997 share award to the Company's advisor and three independent Trust Managers.

(B) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.